EXHIBIT  23.1  CONSENT  OF  LAW  OFFICES  OF  HAROLD  H.  MARTIN,  P.A.

                      LAW OFFICES OF HAROLD H. MARTIN, P.A.
              17111 Kenton Drive, Suite 204B, Cornelius, N.C. 28031
               TELEPHONE (704) 894-9760; FACSIMILE (704) 894-9759

                               September 27, 2004


Board  of  Directors
HouseRaising,  Inc.
4801  East  Independence  Boulevard,  Suite  201
Charlotte,  North  Carolina  28212

     Re:  Form  S-8  Registration  Statement;  Opinion  of  Counsel

Dear  Members  of  the  Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.



                                                 Very  truly  yours,

                                                 /s/  Harold  H.  Martin
                                                 -----------------------
                                                 Harold  H.  Martin
                                                         For
                                           Law Offices of Harold H. Martin, P.A.